EX-99.B-77Q1(a)

           WADDELL & REED ADVISORS MUNICIPAL MONEY MARKET FUND, INC.

SUB-ITEM 77Q1(a):  Exhibits:

           WADDELL & REED ADVISORS MUNICIPAL MONEY MARKET FUND, INC.
                            ARTICLES OF DISSOLUTION

     FIRST: The name of the Corporation is Waddell & Reed Advisors Municipal Money Market Fund, Inc.

     SECOND: The address of the principal office of the Corporation is 300 East Lombard Street, Baltimore, Maryland 21202.

     THIRD: The name and address of a resident agent of the Corporation who shall serve for one year after dissolution and until the affairs of the Corporation are wound up is: The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

     FOURTH:  The name and address of each of the directors is as follows:

Name                          Address
----                          -------

Keith A. Tucker               6300 Lamar Avenue
                              Overland Park, Kansas 66202

Henry J. Herrmann             6300 Lamar Avenue
                              Overland Park, Kansas 66202

James M. Concannon            Washburn Law School
                              1700 College
                              Topeka, Kansas 66621

John A. Dillingham            6300 Lamar Avenue
                              Overland Park, Kansas 66202

David P. Gardner              2441 Iron Canyon Drive
                              Park City, Utah 84060

Linda K. Graves               6300 Lamar Avenue
                              Overland Park, Kansas 66202

Joseph Harroz, Jr.            6300 Lamar Avenue
                              Overland Park, Kansas 66202

John F. Hayes                 6300 Lamar Avenue
                              Overland Park, Kansas 66202

Robert L. Hechler             6300 Lamar Avenue
                              Overland Park, Kansas 66202

Glendon E. Johnson            13635 Deering Bay Drive, Unit 284
                              Miami, Florida 33158

Frank J. Ross, Jr.            Polsinelli, Shalton & Welte
                              700 W. 47th Street, Suite 1000
                              Kansas City, Missouri 64112

Eleanor B. Schwartz           1213 W. 95th Ct., Chartwell #4
                              Kansas City, Missouri 64114

Frederick Vogel III           6300 Lamar Avenue
                              Overland Park, Kansas 66202

     FIFTH: The names and titles of the officers of the Corporation are as follows. The address of each officer of the Corporation is 6300 Lamar Avenue, Overland Park, Kansas 66202.

Name                          Title
----                          -----

Henry J. Herrmann             President

Theodore W. Howard            Vice President and Treasurer

Kristen A. Richards           Vice President and Secretary

Daniel C. Schulte             Vice President

Mira Stevovich                Vice President

     SIXTH: The dissolution effected by these Articles of Dissolution was approved in the manner and by the vote required by the Articles of Incorporation of the Corporation and by the Maryland General Corporation Law. The dissolution of the Corporation was duly authorized by a unanimous vote of the Board of Directors of the Corporation at a meeting held on February 20, 2002. The dissolution was approved by the Corporation's shareholders at a Special Meeting of Shareholders held on May 2, 2002, by a vote of a majority of the Fund's shares entitled to vote at the meeting.

     SEVENTH:  The Corporation has no known creditors.

     EIGHTH: Pursuant to the Plan of Liquidation and Dissolution of the Corporation, the Corporation is hereby dissolved. The Corporation has applied its assets to the payment and discharge of all existing debts and obligations of the Corporation, including necessary expenses of liquidation, and has distributed in one or more payments the remaining assets among the shareholders of the Corporation, with each shareholder receiving his proportionate share of each payment.

     In accordance with Section 1-301(a) of the Maryland General Corporation Law, these Articles of Dissolution have been signed and acknowledged on behalf of the Corporation by the Corporation's President, and attested by the Corporation's Secretary, as of this 23rd day of August, 2002.

                              WADDELL & REED ADVISORS
                              MUNICIPAL MONEY MARKET FUND, INC.

                              By:  /s/Daniel C. Schulte
                                   --------------------------------
                                   Daniel C Schulte, Vice President

Attest:   /s/Kristen A. Richards
          -----------------------
          Kristen A. Richards
          Secretary

                                  VERIFICATION

                  As required under Section 1-301(a)(4) of the
                General Corporation Law of the State of Maryland

     The undersigned Kristen A. Richards, Vice President and Secretary of the Corporation, certifies under the penalties of perjury that to the best of my knowledge, information and belief, the matters and facts set forth in these Articles of Dissolution with respect to the approval thereof are true in all material respects.

          IN WITNESS WHEREOF, I have hereunto signed my name.

                              /s/Kristen A. Richards
                              ----------------------------
                              Kristen A. Richards
                              Vice President and Secretary


Subscribed and sworn before me
this 23rd day of August, 2002

/s/Frances E. Robinette
------------------------
Frances E. Robinette
Notary Public

My Commission expires:  May 15, 2004


Consent of Resident Agent

I hereby consent to my designation in this document as resident agent for this corporation.

/s/John J. Linnihan
Resident Agent
The Corporation Trust Incorporated